Exhibit 23.1 Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 30, 2008, with respect to the financial statements and supplemental schedule of ENSCO Savings Plan on Form 11-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of ENSCO International Incorporated on Form S-8 (File No. 33-40282, effective May 2, 1991).

/s/ Grant Thornton LLP Dallas, Texas June 30, 2008

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